UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street,
Suite 500 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REZI	New York Stock Exchange

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2024 (the “Amendment Effective Date”), Resideo Technologies, Inc. (the “Company”, “we”, “our”, or “Resideo”) entered into a Fifth Amendment to the Amended and Restated Credit Agreement, dated as of the Amendment Effective Date (the “Amendment”), by and among the Company, Resideo Holding Inc., a Delaware corporation, Resideo Intermediate Holding Inc., a Delaware corporation, Resideo Funding Inc., a Delaware corporation, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, which amended the existing Amended and Restated Credit Agreement dated as of February 12, 2021 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of March 28, 2022, that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 30, 2023, that certain Third Amendment to Amended and Restated Credit Agreement dated as of May 24, 2024, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 14, 2024, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).

Pursuant to the Amendment, all of the existing senior secured term B loans, comprising of an initial seven-year tranche maturing on February 1, 2028, with an outstanding principal amount (as of the Amendment Effective Date) of $517,787,216.60 (the “Initial Term B Tranche”), and an incremental seven-year tranche maturing on May 14, 2031 with an outstanding principal amount (as of the Amendment Effective Date) of $598,500,000 (the “Incremental Term B Tranche”) under the Existing Credit Agreement were repriced as follows:

•	the interest rate margin on both the Initial Term B Tranche and the Incremental Term B Tranche was reduced by 25 basis points, from Term SOFR plus 2.00% to Term SOFR plus 1.75%; and

•

the existing call protection on both the Initial Term B Tranche (which expired on November 25, 2024) and the Incremental Term B Tranche (which expired on the Amendment Effective Date), was reinstated such that any prepayments of the Initial Term B Tranche or the Incremental Term B Tranche made in connection with certain repricing transactions with respect to the applicable term B loan tranche within six months after the Amendment Effective Date will be subject to a 1.00% prepayment premium.

No other material changes were made to the terms of the Initial Term B Tranche, the Incremental Term B Tranche or the Existing Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fifth Amendment to the Amended and Restated Credit Agreement, dated as of December 16, 2024, by and among Resideo Technologies, Inc., a Delaware corporation, Resideo Holding Inc., a Delaware corporation, Resideo Intermediate Holding Inc., a Delaware corporation, Resideo Funding Inc., a Delaware corporation, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jeannine J. Lane
Name:	Jeannine J. Lane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: December 18, 2024